Exhibit 10-a


       NEITHER THIS SECURITY NOR THE COMMON SHARES ISSUABLE PURSUANT TO THE TERMS OF THIS INSTRUMENT HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                CENTALE, INC.

                 5% SECURED CONVERTIBLE PROMISSORY NOTE

Date of Issue:  September 14, 2005

	THIS PROMISSORY NOTE ("Note") is issued by CENTALE, INC., a New York corporation (the "COMPANY"), and is designated as its 5% Secured Convertible Promissory Note. This Note has been issued by the Company pursuant to the terms of a Modification to Stock Purchase Agreement, dated as of September 14, 2005.

	FOR VALUE RECEIVED, the Company promises to pay to the order of Donna
A. Wier, or assigns (the "HOLDER"), the principal sum of Six Hundred Thousand (US $600,000) Dollars. Interest shall accrue at the rate of 5% per annum on the principal balance outstanding.

	This Note is subject to the following additional provisions:

        1.      PAYMENTS.   The principal amount of this Note will be paid in
sixty (60) equal installments of Twelve Thousand ($12,000) Dollars each.
Each installment shall be accompanied by payment of all interest accrued hereon. Payments shall commence on October 3, 2005 and shall be due on the first business day of each month thereafter. The principal amount and accrued interest are payable in United States dollars by wire transfer in accordance with the Holder's written wire transfer instructions provided by the Holder to the Company from time to time or, if no such instructions are provided, by delivery of a personal check in such amount to the Holder at the address of the Holder as designated by the Holder in writing to the Company.

        2. PREPAYMENT. The Company may prepay its obligation under this Note at any time.

        3.      CONVERSION.

        (a) Right of Conversion. The Holder shall have the right at any time to convert any outstanding and unpaid principal portion of this Debenture, and accrued interest, into fully paid and nonassessable shares of Common
Stock. The Holder may exercise that right by giving written notice to the Company, specifying the amount of interest and principal that the Holder desires to convert. All accrued interest shall be converted before any principal is converted. The date on which the Company receives the notice will be the "CONVERSION DATE." The Company will issue to the Holder a certificate for the shares within five business days after receipt of the notice of conversion.

         (b)	Conversion Rate and Other Definitions.  The number of shares of
Common Stock issuable upon conversion of the Principal Amount of this Note shall be determined according to the following formula (the "CONVERSION
RATE"):

			Principal Amount
                        -----------------
                        Conversion Price

	In addition, the following terms shall have the following meanings:

        "CLOSING BID PRICE" means the closing high bid price reported for the day for the Common Stock, as reported by Bloomberg Financial Markets.

        "CONVERSION PRICE" means the lesser of (i) seventy-five cents ($.75) or
(ii) seventy-five percent (75%) of the average of the Closing Bid Prices on five (5) Trading Days immediately preceding the Conversion Date.

        "TRADING DAY" means any day during which the New York Stock Exchange shall be open for business.

	(c)	Adjustment of Conversion Price.  If the Company at any time
subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

        (d)	Merger, Sale of Assets, etc.  If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, the conversion right in this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion immediately prior to such consolidation, merger, sale or conveyance.

        (e)	Reclassification, etc.  If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

        4. NO RECOURSE TO STOCKHOLDERS, ETC. No recourse shall be had for the payment of the principal of, or any interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        5. REGISTRATION RIGHTS. Promptly after the issuance of this Note, the Company shall prepare and file with the Securities and Exchange
Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for the Company in order to comply with the provisions of the Securities Act, so as to permit a public sale by the Subscriber of the Conversion Shares. The "Conversion Shares" are the shares of common stock issuable upon conversion of this Note. In connection with the registration of the Conversion Shares, the Company covenants and agrees as follows:

        a) The Company will use its best efforts to cause the registration statement to be declared effective as promptly as practicable.

        b) Until either (i) the Note has been satisfied or converted and all of the Conversion Shares have been sold or (ii) the Subscriber will be able to sell all of the remaining Conversion Shares in the public market without a prospectus within a six month period, the Company will file such amendments to the registration statement as are necessary in order to permit continued use of the prospectus.

	IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  September  14, 2005               CENTALE, INC.


                                          By: /s/ Patrick T. Parker
                                          -----------------------------------
                                          Patrick T. Parker, Chief Executive
                                           Officer